EXHIBIT 23.1

                           O'SULLIVAN CREEL, LLP
                        36474 Emerald Coast Parkway
                             Destin, FL  32541




                      CONSENT OF O'SULLIVAN CREEL LLP

We hereby consent to the incorporation by reference of our reports on our audits of the annual financial statements as identified below on the following entities, which were included in a filing with the Securities and Exchange Commission by Whitemark Homes, Inc. on Form 8-K dated January 21, 2002.


                                                Audit               Date
        Entity                              Period Ending          Issued
-------------------------------------- ----------------------     ----------
Alstar Enterprises, LLC                       12/31/2000          12/28/2001
Cabana Cay, LLC; BGW Properties, Inc.;        12/31/2000          12/28/2001
     and University, Inc.
Cypress Breeze, LLC; Concourse, Inc.;         12/31/2000          12/28/2001
      Destin Parks, Inc.
Destination Enterprises, Inc.            12/31/2000 and 1999      01/02/2002
Gulf Development Property, LLC                12/31/2000          12/28/2001
Magnolia Landing Development, Inc.       12/31/2000 and 1999      01/02/2002
Muirfield Development Corporation             12/31/2000          12/28/2001
North Florida Consulting, Inc.         12/31/2000, 1999 & 1998    01/17/2002
Troon Development Corporation                 12/31/2000          01/02/2002




/s/ O'Sullivan Creel, LLP
O'SULLIVAN CREEL, LLP
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

January 21, 2002